UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2006
Citizens Banking Corporation
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Citizens Banking Corporation (the “Company”) is furnishing presentation materials, included as Exhibit 99.1 to this report, which were prepared for an investor presentation occurring on March 1, 2006. A copy of the presentation is also posted on the Company’s website at www.citizensonline.com. The Company is not undertaking to update the information contained in these presentations. This report should not be deemed an admission as to the materiality of any information contained in the presentations.
The presentation materials include historical financial statements presented to reflect the earnings of its former Illinois subsidiary (sold in 2004) separately from the Company’s continuing operations. The 2005 Form 10-K, which will be filed in March 2006, will also present the historical financial statements in this manner. These changes represent only a change in the format in which the Company’s financial results are presented and do not affect the Company’s reported earnings for any of the years mentioned.
Item 9.01 Financial Statements and Exhibits.
(c)      Exhibits.
          99.1 Presentation materials dated March 1, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: February 28, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Presentation materials dated March 1, 2006